Exhibit 99.24

WARRANT AGREEMENT

Dated as of

                          , 2014

between

Central European Media Enterprises Ltd.

and

American Stock Transfer & Trust Company, LLC

as Warrant Agent

Term Warrants for
Class A Common Stock

List of Exhibits

Exhibit A — Form of Term Warrants

WARRANT AGREEMENT

WARRANT AGREEMENT dated as of                             , 2014 (this “Agreement”), between Central European Media Enterprises Ltd., a Bermuda company (the “Company”), and American Stock Transfer & Trust Company, LLC, as Warrant Agent (the “Warrant Agent”).

RECITALS

WHEREAS, Time Warner Inc., a Delaware company (“TWX”), Time Warner Media Holdings B.V., a besloten vennootschap met beperkte aansprakelijkheid, or private limited company, organized under the laws of the Netherlands (“TW BV”), and the Company are parties to that certain Framework Agreement (the “Framework Agreement”), dated as of February 28, 2014;

WHEREAS, pursuant to the Framework Agreement, the Company shall borrow, and TWX (or its Affiliate) shall lend, the applicable amounts set forth in the term loan facility attached to the Framework Agreement (together with the related guaranties and security agreements, the “Term Loan Facility Documentation”), subject to the terms thereof (including the accuracy of the representations and warranties contained therein);

WHEREAS, under certain circumstances set forth in the Term Loan Facility Documentation, the Company shall be required to issue to TWX or one of its Affiliates, warrants (the “Term Warrants”) to purchase 84,000,000 shares of Class A Common Stock, par value $0.08 per share of the Company (“Class A Common Stock”) at an exercise price of $1.00 per share;

WHEREAS, the Company desires to issue the Term Warrants to TW BV, all or a portion of which may be held by TW BV or its transferees (each of TW BV and it transferees, a “Holder” and collectively, the “Holders”), subject to the provisions of this Agreement and the relevant Warrant Certificate.  Each Warrant Certificate shall evidence such number of Term Warrants as is set forth therein, subject to adjustment pursuant to the provisions of the Warrant Certificate; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company in connection with the registration, transfer, exchange, redemption, exercise and cancellation of the Term Warrants as provided herein and the Warrant Agent is willing to so act.

NOW, THEREFORE, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Term Warrants:

ARTICLE I.

DEFINITIONS

Section 1.01.         Definitions.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise).

“business day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, London or Prague are authorized or required by law to remain closed.

“Definitive Warrant” means a Warrant Certificate in definitive form.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Issue Date” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Officer” means a Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Deputy Chief Financial Officer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company.

“Opinion of Counsel” means a written opinion from outside legal counsel who is reasonably acceptable to the Warrant Agent.

“Person” means any individual, corporation, partnership, limited liability company, association or trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Share” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

“Warrant Certificate” means any fully registered certificate issued by the Company and authenticated by the Warrant Agent under this Agreement evidencing the Term Warrants, in the form attached as Exhibit A hereto.

“Warrant Share Number” has the meaning set forth in the form of Warrant Certificate attached as Exhibit A hereto.

Section 1.02.         Other Definitions.

Term	Defined in Section
“Agreement”	Recitals
“Class A Common Stock”	Recitals
“Company”	Recitals
“Framework Agreement”	Recitals
“Holders”	Recitals
“New York Court”	6.04
“Notes”	Recitals
“Registry”	2.03
“Stock Transfer Agent”	3.05
“Term Loan Facility Documentation”	Recitals
“Term Warrants”	Recitals
“Treasury”	Recitals
“TW BV”	Recitals
“TWX”	Recitals

Rules of Construction.

Unless the text otherwise requires:

(i)                                     a defined term has the meaning assigned to it;

(ii)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. generally accepted accounting principles as in effect on the date hereof;

(iii)                               “or” is not exclusive;

(iv)                              “including” means including, without limitation; and

(v)                                 words in the singular include the plural and words in the plural include the singular.

ARTICLE II.

WARRANTS

Section 2.01.         Term Warrants.

(a)  Form and Dating.  Pursuant to, and in accordance with, the terms and conditions of this Agreement, the Company hereby issues the Term Warrants to purchase, in the aggregate, up to 84,000,000 shares of Class A Common Stock (as adjusted by stock split, reverse stock split, dividend, reorganization, recapitalization or as otherwise adjusted in accordance with Section 12 of the Warrant Certificate).  Simultaneously with such issuance, a written order of the Company signed by one Officer of the Company shall be delivered by the Company to the Warrant Agent which written order directs the Warrant Agent to, and the Warrant Agent shall immediately thereafter, in accordance with the terms of this Section 2.01, initially countersign and deliver as specified in such order the Term Warrants, entitling the Holders thereof as specified in such order to purchase 84,000,000 shares of Class A Common Stock in the aggregate.

(b)  Warrant Certificates. Warrant Certificates shall be in substantially the form attached as Exhibit A hereto and shall be typed or printed or produced by any combination of such methods or produced in any other manner permitted by the rules of any securities exchange on which the Term Warrants may be listed, all as determined by any Officer of the Company executing such Warrant Certificates, as evidenced by their execution thereof. Any Warrant Certificate shall have such insertions as are appropriate or required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped or printed thereon, (i) as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, (ii) such as may be required to comply with this Agreement or any law, and (iii) such as may be necessary to conform to customary usage.

Section 2.02.         Execution and Countersignature.

At least one Officer shall sign the Warrant Certificates for the Company by manual or electronic signature.

If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate and the Term Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

The Warrant Agent shall initially countersign, either by manual or electronic signature, and deliver Warrant Certificates entitling the Holders thereof to purchase in the aggregate not more than 84,000,000 shares of Class A Common Stock (subject to adjustment as provided in such Warrant Certificates) upon a written order of the Company signed by one Officer of the Company. Such order shall specify the number of Term Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Term Warrants then authorized. Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent.

At any time and from time to time after the execution of this Agreement, the Warrant Agent shall upon receipt of a written order of the Company signed by an Officer of the Company countersign, either by manual or electronic signature, for issue the number of Term Warrants specified in such order; provided, however, that the Warrant Agent shall be entitled to receive an Officers’ Certificate to the effect that issuance and execution of such Term Warrants is authorized or permitted by this Agreement in connection with such countersignature of the Term Warrants.

The Term Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent countersigns the Warrant Certificate. Such signature shall be solely for the purpose of authenticating the Warrant Certificate and shall be conclusive evidence that the Warrant Certificate so countersigned has been duly authenticated and issued under this Agreement.

Section 2.03.         Registry.

The Term Warrants shall be issued in registered form only. The Warrant Agent shall keep a registry (the “Registry”) of the Warrant Certificates and of their transfer and exchange. The Registry shall show the names and addresses of the respective Holders and the date and number of Term Warrants evidenced on the face of each of the Warrant Certificates.

The Company and the Warrant Agent may deem and treat any Person in whose name a Warrant Certificate is registered in the Registry as the absolute owner of such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

Section 2.04.         Transfer and Exchange.

(a)  Subject to Applicable Securities Laws.  No number of Term Warrants shall be sold or transferred unless either such Term Warrants first shall have been registered under the Securities Act or any applicable U.S. state or foreign securities law, or upon request by the Company, the Company or the Warrant Agent, as the case may be, first shall have been furnished with an Opinion of Counsel, reasonably satisfactory to the Company, as the case may be, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act and applicable U.S. state or foreign securities law and indicating whether the new Warrant Certificates must bear a restrictive legend or other legends contemplated by applicable laws.  Any transfer of any number of Term Warrants and the rights represented by the corresponding Warrant Certificate shall be effected by the surrender of such Warrant Certificate, along with the form of assignment attached to the Warrant Certificate, properly completed and executed by the Holder thereof, at the office of the Warrant Agent, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Company, to assure compliance with applicable securities laws.  Thereupon, the Warrant Agent shall issue in the name or names specified by the Holder thereof and, in the event of a partial transfer, in the name of the Holder thereof, a new Warrant Certificate or Warrant Certificates evidencing the right to purchase such applicable number of Shares.

(b)  Obligations with Respect to Transfers and Exchanges of the Term Warrants.

(i)                                     To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, by either manual or electronic signature, Definitive Warrants as required pursuant to the provisions of Section 2.02 and this Section 2.04.

(ii)                                  No service charge shall be made to a Holder for any registration of transfer or exchange, and the Company shall pay any tax, assessments, or governmental charge payable in connection therewith. The Warrant Agent shall have no duty or obligation under any Section of this Agreement requiring the payment of taxes, assessments, and/or governmental charges unless and until it is satisfied that all such taxes, assessments, and/or governmental charges have been paid.

(iii)                               Any of the Term Warrants issued upon any transfer or exchange pursuant to the terms of this Agreement shall be the valid obligations of the Company, entitled to the same benefits under this Agreement as the Term Warrants surrendered upon such transfer or exchange.

(c)  No Obligation of the Warrant Agent.

(i)                                     Other than with respect to its own fraud, gross negligence, bad faith or willful misconduct, the Warrant Agent shall have no responsibility or obligation to any beneficial owner of the Term Warrants or other Person with respect to any ownership interest in the Term Warrants under or with respect to the Term Warrants. All notices and communications to be given to the Holders and all payments to be made to Holders under the Term Warrants shall be given or made only to or upon the order of the registered Holders.

(ii)                                  The Warrant Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in the Term Warrants other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.05.         Replacement Certificates.

If a mutilated Warrant Certificate is surrendered to the Warrant Agent or if the Holder of a Warrant Certificate provides proof reasonably satisfactory to the Company and the Warrant Agent that the Warrant Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Warrant Agent shall countersign a replacement Warrant Certificate of like tenor and representing an equivalent number of Term Warrants, if the reasonable requirements of the Warrant Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the Warrant Agent or the Company, such Holder shall furnish an indemnity bond sufficient in the reasonable judgment of the Company and the Warrant Agent to protect the Company and the Warrant Agent from any loss that either of them may suffer if a Warrant Certificate is replaced. The Company and the Warrant Agent may charge the Holder for their expenses in replacing a Warrant Certificate. Every replacement Warrant Certificate evidences an additional obligation of the Company.

Section 2.06.         Outstanding Term Warrants.

The number of Term Warrants outstanding at any time is the sum of all of the Term Warrants evidenced on all Warrant Certificates authenticated by the Warrant Agent, except for those canceled by the Warrant Agent and those delivered to the Warrant Agent for cancellation. A Term Warrants ceases to be outstanding if the Company holds such Term Warrant.

If a Warrant Certificate is replaced pursuant to Section 2.05, the Term Warrants evidenced thereby cease to be outstanding unless the Warrant Agent and the Company receive proof satisfactory to them that the replaced Warrant Certificate is held by a bona fide purchaser.

Section 2.07.         Cancellation.

In the event the Company shall purchase or otherwise acquire Definitive Warrants, the same shall thereupon be delivered to the Warrant Agent for cancellation.

The Warrant Agent and no one else shall cancel and destroy all Warrant Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Warrant Agent to deliver canceled Warrant Certificates to the Company. The Company may not issue new Warrant Certificates to replace Warrant Certificates to the extent they evidence a number of Term Warrants that has been exercised or Term Warrants that the Company has purchased or otherwise acquired.

Section 2.08.         CUSIP Numbers.

The Company in issuing the Term Warrants may use “CUSIP” numbers (if then generally in use) and, if so, the Warrant Agent shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

ARTICLE III.

EXERCISE TERMS

Section 3.01.         Exercise.

The Exercise Price of the Term Warrants evidenced by any Warrant Certificate and the expiration time of the Term Warrants shall be set forth in the related Warrant Certificate. The Exercise Price of the Term Warrants and the Warrant Share Number are subject to adjustment pursuant to the terms set forth in the Warrant Certificate.

Section 3.02.         Manner of Exercise and Issuance of Shares.

The Term Warrants may be exercised in the manner set forth in Section 3 of the Warrant Certificate.  Upon any such exercise, Shares shall be issued in the manner set forth in Section 4 of the Warrant Certificate, and subject to the restrictions set forth in Section 3 of the Warrant Certificate.

Section 3.03.         Covenant to Make Stock Certificates Available.

The Warrant Agent is hereby authorized to request from time to time from any stock transfer agents of the Company stock certificates required to honor the outstanding Term Warrants upon exercise thereof in accordance with the terms of this Agreement, and the Company agrees to authorize and direct such transfer agents to comply with all such requests of the Warrant Agent. The Company shall supply such transfer agents with duly executed stock certificates for such purposes and shall provide or otherwise make available any cash or scrip that may be payable upon exercise of the Term Warrants as provided herein and in each Warrant Certificate.

ARTICLE IV.

ANTIDILUTION PROVISIONS

Section 4.01.         Antidilution Adjustments; Notice of Adjustment.

The Exercise Price and the Warrant Share Number shall be subject to adjustment from time to time as provided in Section 12 of the Warrant Certificate. Whenever the Exercise Price or the Warrant Share Number is so adjusted or is proposed to be adjusted as provided in Section 12 of the Warrant Certificate, the Company shall deliver to the Warrant Agent the notices or statements, and shall cause a copy of such notices or statements to be sent or communicated to each Holder pursuant to Section 7.03, in each case as provided in Sections 12(H) and (I) of the Warrant Certificate.

Section 4.02.         Adjustment to Warrant Certificate.

The form of Warrant Certificate need not be changed because of any adjustment made pursuant to Section 12 of the Warrant Certificate, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same Warrant Share Number as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE V.

WARRANT AGENT

Section 5.01.         Appointment of Warrant Agent.

The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the provisions of this Agreement and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for its own fraud, gross negligence, willful misconduct or bad faith.

Section 5.02.         Rights and Duties of Warrant Agent.

(a)  Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of Warrant Certificates or owners of the Term Warrants.

(b)  Counsel. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel, absent fraud, gross negligence, willful misconduct or bad faith in the selection and continued retention of such counsel or the reliance on such counsel’s advice or opinion.

(c)  Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties, except for its own fraud, gross negligence, willful misconduct or bad faith.

(d)  No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein and in the Warrant Certificates, and no implied duties or obligations of the Warrant Agent shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder that may involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested, except for indemnity for the Warrant Agent’s own fraud, gross negligence, willful misconduct or bad faith. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Term Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise. The Warrant Agent shall have no duty or responsibility to insure compliance with any applicable Federal or state securities law in connection with the issuance, transfer or exchange or the Term Warrants hereunder.

(e)  Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the Warrant Share Number or the Exercise Price, or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any Shares or of any securities or property that may at any time be issued or delivered upon the exercise of the Term Warrants or upon any adjustment pursuant to Section 12 of the Warrant Certificate, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any Shares or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment pursuant to Section 12 of the Warrant Certificate, or to comply with any of the covenants of the Company contained in the Warrant Certificate or this Agreement.

(f)  Notices. If the Warrant Agent shall receive any notice or demand (other than Notice of Exercise of Warrants) addressed to the Company by the Holder of any number of Term Warrants, the Warrant Agent shall promptly forward such notice or demand to the Company.

(g)  Force Majeure. In no event shall the Warrant Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Warrant Agent shall use its reasonable best efforts to resume performance as soon as practicable under the circumstances.

(h)  Ambiguity or Uncertainty. In the event the Warrant Agent believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Warrant Agent hereunder, the Warrant Agent shall seek clarification and direction from the Company and, except for its own fraud, gross negligence, willful misconduct or bad faith, shall be fully protected and shall not be in any way liable to the Company or any Holder for any action taken or omitted in accordance with written instructions signed by the Company which eliminates such ambiguity or uncertainty.

Section 5.03.         Individual Rights of Warrant Agent.

The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

Section 5.04.         Warrant Agent’s Disclaimer.

The Warrant Agent shall not be responsible for, and makes no representation as to the validity or adequacy of, this Agreement or the Warrant Certificates and it shall not be responsible for any statement of fact or recitals in this Agreement or the Warrant Certificates other than the terms, conditions, covenants, duties and responsibilities applicable to it and its countersignature thereon. The Warrant Agent will not be responsible or liable for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of stock or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

Section 5.05.         Compensation and Indemnity.

The Company agrees to pay the Warrant Agent from time to time reasonable compensation for its services as agreed and to reimburse the Warrant Agent upon request for all reasonable out-of-pocket expenses, including the reasonable compensation and expenses of the Warrant Agent’s agents and counsel, incurred by the Warrant Agent in connection with the preparation, delivery, administration, execution and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company shall indemnify the Warrant Agent, its officers and its directors against any loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without fraud, gross negligence, willful misconduct or bad faith on its part for any action taken, suffered or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Warrant Agent through fraud, gross negligence, willful misconduct or bad faith. The Company’s payment obligations pursuant to this Section shall survive the termination of this Agreement.

Section 5.06.         Successor Warrant Agent

(a)  Company to Provide and Maintain Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all of the Term Warrants have been exercised or cancelled or are no longer exercisable.

(b)  Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees.

The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this Section shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be (i) a bank or trust company, (ii) organized under the laws of the United States of America or one of the states thereof, (iii) authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, (iv) having a combined capital and surplus of at least $50,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and (v) having an office in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent. The obligations of the Company under Section 5.05 shall continue to the extent set forth herein notwithstanding the resignation or removal of the Warrant Agent.

(c)  Company to Appoint Successor. In the event that at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. In the event that a successor Warrant Agent is not appointed by the Company, a successor Warrant Agent, qualified as aforesaid, may be appointed by the Warrant Agent or the Warrant Agent may petition a court to appoint a successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent under this subsection (c), such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

(d)  Successor to Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

(e)  Successor by Merger. Any entity into which the Warrant Agent hereunder may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, including, without limitation, any successor to the Warrant Agent first named above; provided, however, that it shall be qualified as aforesaid.

Section 5.07.         Representations of the Company.  The Company represents and warrants to the Warrant Agent that:

(a)  the Company has been duly organized and is validly existing under the laws of the jurisdiction of its incorporation;

(b)  this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally; and

(c)  the execution and delivery of this Agreement does not, and the issuance of the Term Warrants in accordance with the terms of this Agreement and the Warrant Certificate will not, (i) violate the Company’s memorandum of association or bye-laws, (ii) violate any law or regulation applicable to the Company or order or decree of any court or public authority having jurisdiction over the Company, or (iii) result in a breach of any mortgage, indenture, contract, agreement or undertaking to which the Company is a party or by which it is bound, except in the case of (ii) and (iii) for any violations or breaches that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

ARTICLE VI.

MISCELLANEOUS

Section 6.01.         Persons Benefitting.

Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any part hereof.

Section 6.02.         Amendment.

Any amendment or supplement to this Agreement or the Term Warrants shall require the written consent of the Holders of a majority of the then outstanding Term Warrants; provided that the consent of each Holder affected thereby shall be required for any amendment pursuant to which (a) the Exercise Price would be increased or the Warrant Share Number would be decreased (in each case, other than pursuant to adjustments provided for in Section 12 of the Warrant Certificate), (b) the time period during which the Term Warrants are exercisable would be shortened or (c) any change adverse to the Holder would be made to the anti-dilution provisions set forth in Article IV of this Agreement or Section 12 of the Warrant Certificate; provided, further, that the written consent of TWX shall be required for any amendment to Sections 3(A)(1) or 3(A)(2) of the Warrant Certificate. In determining whether the Holders of the required number of the  Term Warrants have concurred in any direction, waiver or consent, any of the Term Warrants owned by the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Warrant Agent shall be protected in relying on any such direction, waiver or consent, only the number of Term Warrants that the Warrant Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only the number of Term Warrants outstanding at the time shall be considered in any such determination. The Warrant Agent shall have no duty to determine whether any such amendment would have an effect on the rights or interests of the holders of the Term Warrants. Upon receipt by the Warrant Agent of an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the execution of the amendment have been complied with and such execution is permitted by this Agreement and the Warrant Certificate, the Warrant Agent shall join in the execution of such amendment.

Section 6.03.         Notices.

Any notice or communication shall be in writing and delivered in person, mailed by certified or registered mail, return receipt requested, or nationally recognized next-Business Day courier, addressed as follows:

if to the Company:

Central European Media Enterprises Ltd.
c/o CME Media Services Ltd.
Kříženeckého náměstí 1078/5
152 00  Prague 5 - Barrandov
Czech Republic
Facsimile:              +420-242-464-483
Attention:              Legal Counsel

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Facsimile:              +1 (212) 335-4501
Attention:              Jeffrey A. Potash

Penny J. Minna

if to the Warrant Agent:

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Facsimile:              +1 (718) 765-8712
Attention:              Corporate Trust Department

with a copy to (which shall not constitute notice):

American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Facsimile:              +1 (718) 331-1852
Attention:              General Counsel

if to the Company or the Warrant Agent, a copy to (which shall not constitute notice):

Time Warner Media Holdings B.V.

c/o Time Warner Inc.

One Time Warner Center

New York, NY 10019

Attention:              General Counsel

Facsimile:              +1 (212) 484-7167

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention:              William H. Gump

Thomas Mark

Facsimile:              +1 (212) 728-8111

The Company or the Warrant Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the Registry and shall be sufficiently given if so mailed within the time prescribed.

Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is provided in the manner provided above, it is duly given, whether or not the intended recipient actually receives it.

Section 6.04.         Applicable Law; Consent to Jurisdiction.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK OR OF THE UNITED STATES OF AMERICA

FOR THE SOUTHERN DISTRICT OF NEW YORK (EACH, A “NEW YORK COURT”), AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 6.03.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

Section 6.05.         Successors.

All agreements of the Company in this Agreement and the Term Warrants shall bind its successors. All agreements of the Warrant Agent in this Agreement shall bind its successors.

Section 6.06.         Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile or electronic transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Section 6.07.         Inspection of Agreement.

A copy of this Agreement shall be available at all reasonable times for inspection by any registered Holder at the principal office of the Warrant Agent (or successor warrant agent).

Section 6.08.         Descriptive Headings.

The headings of the articles, sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute a part hereof or affect the interpretation hereof.

Section 6.09.         Severability.

Every term and provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

Section 6.10.         Waiver of Jury Trial.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER IN THIS SECTION 6.10.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Warrant Agreement to be duly executed as of the date first written above.

CENTRAL EUROPEAN MEDIA
ENTERPRISES LTD.

By:
Name:
Title:

[Term Warrants Agreement — Signature Page]

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Warrant Agent

By:
Name:
Title:

[Term Warrants Agreement — Signature Page]

EXHIBIT A

FORM OF TERM WARRANTS

[Term Warrants Legend]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION SPECIFIED IN AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. OR OTHERWISE AS PERMITTED BY LAW.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 18, 2009, BY AND BETWEEN THE COMPANY AND TIME WARNER MEDIA HOLDINGS B.V., AS MODIFIED OR SUPPLEMENTED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE THAT CONTRAVENE SUCH RESTRICTIONS SHALL BE NULL AND VOID.

TERM WARRANTS

to purchase
Shares of
Class A Common Stock
of
Central European Media Enterprises Ltd.

No. 1

1.                                      Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meanings indicated. Any capitalized terms used but not defined herein that are defined in the Warrant Agreement shall have the meanings set forth in the Warrant Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise).

“Appraisal Procedure” means a procedure whereby two independent investment banks or appraisal firms, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of the Warrantholders), shall mutually agree upon the determination then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked. Each appraiser shall render its appraisal within 30 days after being appointed.  In the event the higher of the two appraisals is not more than 10% higher than the lower of the two appraisals, the value in question shall be the average of the two appraisals.  In the event the higher of the two appraisals is more than 10% higher than the lower of the two appraisals, the two appraisers shall retain another investment bank or appraisal firm whose determination of the value in question shall be the finally determined value provided that such third appraiser shall be instructed that its determination of the value in question must be no lower than the lower of the first two appraisals and no higher than the higher of the first two appraisals.  If such two first appraisers fail to agree upon the appointment of a third appraisal firm or investment bank within 20 days of the date of delivery of the later of their appraisals, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised.  The third appraiser shall render its appraisal within 20 days after being appointed.  The fees and expenses of such third appraiser shall be borne by the Company and the Warrantholder based upon the percentage that such party’s initial appraisal deviated from the finally determined value in question.

“Bloomberg” means Bloomberg Financial Markets.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Combination” means a merger, consolidation, statutory share exchange, amalgamation, tender offer, recapitalization, reorganization, scheme of arrangement or any other transaction resulting in the shareholders of the Company immediately before such transaction owning, directly or indirectly, less than a majority of the aggregate voting power of the resultant entity.

“business day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York City, London or Prague are authorized or required by law to remain closed.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all partnership or other equity interests of such Person.

“Charter” means, with respect to any Person, its certificate or articles of incorporation, articles of association, memorandum of association, bye-laws, or similar organizational document.

“Class A Common Stock” means the Class A Common Stock, par value $0.08 per share, of the Company.

“Company” means Central European Media Enterprises Ltd., a company duly organized and existing under the laws of the Bermuda.

“Definitive Warrant” means a Warrant Certificate in definitive form.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exercise Price” means $1.00, subject to adjustment as set forth herein.

“Expiration Time” has the meaning set forth in Section 3.

“Governmental Entities” means, collectively, all United States and other governmental, regulatory or judicial authorities.

“Issue Date” means                           , 2014.

“Market Price” means, with respect to a particular security, on any date of determination, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the NASDAQ Global Select Market or if not listed on the NASDAQ Global Select Market, the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose. “Market Price” shall be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Class A Common Stock shall be deemed to be the fair market value per share of such security as determined in accordance with the Appraisal Procedure; provided that if any such security is listed or traded on a non-U.S. market, such fair market value shall be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination; and further provided that if making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion shall be done in accordance with customary procedures based on the closing price for conversion of such currency into U.S. dollars quoted by Bloomberg on such exercise date. For the purposes of determining the Market Price of the Class A Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the NASDAQ Global Select Market or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchases” means any purchase of shares of Class A Common Stock by the Company pursuant to (A) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (B) any other offer available to substantially all holders of Class A Common Stock, in the case of both (A) or (B), whether for cash, shares of Capital Stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Capital Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while this Warrant Certificate is outstanding that exceeds the Market Price for the Shares for the valuation period beginning on the Business Day immediately following the last date on which tender or exchanges or offers may be made pursuant to such tender or exchange offer. The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Series A Preferred Share” means the outstanding share of the Company’s Series A Convertible Preferred Stock, par value $0.08 per share.

“Series B Preferred Shares” means the shares of the Company’s Series B Convertible Redeemable Preferred Stock, par value $0.08 per share.

“Shares” has the meaning set forth in Section 2.

“Term Warrants” means rights to purchase a number of shares of the Company’s Class A Common Stock equal to the Warrant Share Number as provided herein.

“trading day” means (A) if the shares of Class A Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (B) if the shares of Class A Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Class A Common Stock (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Class A Common Stock. The term “trading day” with respect to any security other than the Class A Common Stock shall have a correlative meaning based on the primary exchange or quotation system on which such security is listed or traded.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, as transfer agent of the Company, and any successor transfer agent.

“TWX” means Time Warner Inc., a Delaware company.

“U.S. GAAP” means United States generally accepted accounting principles.

“valuation period” means, with respect to any determination of Market Price, the trading days for which such Market Value is determined or, if such Market Price is determined using a valuation method that does not refer to particular trading days, the period of time relevant to such valuation method but with the event under Section 12 that occurs either immediately prior to or immediately following such valuation period, as the case may be, not included for purposes of determining such Market Price.

“Warrant Agent” has the meaning set forth in Section 16.

“Warrant Agreement” has the meaning set forth in Section 16.

“Warrant Certificate” means a fully registered certificate evidencing the Term Warrants.

“Warrant Share Number” means 84,000,000 shares of Class A Common Stock, as subsequently adjusted pursuant to the terms of these Term Warrants and the Warrant Agreement.

“Warrantholder” means a registered owner of any of the Term Warrants as set forth in the Registry.

2.                                      Number of Shares; Exercise Price. This certifies that, for value received, Time Warner Media Holdings B.V., a besloten vennootschap met beperkte aansprakelijkheid, or private limited company, organized under the laws of the Netherlands, and any of its registered assigns, is the registered owner of these Term Warrants, which entitles the Warrantholder to purchase from the Company, upon the terms and subject to the conditions hereinafter set forth, a number of fully paid and nonassessable shares of Class A Common Stock (each a “Share” and collectively the “Shares”) equal to the Warrant Share Number at a purchase price per share equal to the Exercise Price. The Warrant Share Number and the Exercise Price are subject to adjustment as provided herein, and all references to “Warrant Share Number” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3.                                      Exercise of the Term Warrants; Term; Rescission of Exercise.

(A)                               Subject to Section 2 and any other agreement between the Company and the Warrantholder and except as set forth in this Section 3, to the extent permitted by applicable laws and regulations, all or a portion of the Term Warrants evidenced by this Warrant Certificate are exercisable by the Warrantholder, at any time or from time to time after 5:00 p.m., New York City time on the second anniversary of the Issue Date, but in no event later than 5:00 p.m., New York City time on the fourth anniversary of the Issue Date (the “Expiration Time”), by (1) delivery to the Warrant Agent of a Notice of Exercise in the form annexed hereto, duly completed and executed (or to the Company or to such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Warrantholders pursuant to Section 18), (2) payment by check payable to the order of the Company or wire transfer of immediately available funds to an account of the Company (as designated by the Company by notice in writing to the Warrantholders pursuant to Section 18) in an amount equal to the Exercise Price multiplied by the number of Shares thereby purchased, (3) a written acknowledgement to the Warrant Agent by the Company of receipt of such payment (which acknowledgement shall be given by the Company promptly after the receipt of such payment) and (4) delivery of a certificate confirming the accuracy of the representations and warranties set forth in Section 8.2(g) and (h) of the Framework Agreement, as revised as necessary to reflect the issuance of the shares of Class A Common Stock underlying the Initial Warrant.

(1)                                 Notwithstanding any of the restrictions on exercise set forth in this Section 3, the Term Warrants evidenced with this Warrant Certificate which is held by TWX and its Affiliates shall be exercisable by TWX and its Affiliates at such time and in such amounts as would allow TWX and its Affiliates to own up to 49.9% of the outstanding shares of Class A Common Stock (including any shares attributed to TWX as part of a group under Section 13(d)(3) of the Exchange Act); and

(2)                                 Notwithstanding anything herein to the contrary, TWX and its Affiliates (other than pursuant to a Business Combination) shall not have any right to acquire Shares (or exercise any of the Term Warrants) until the date that is 61 days after the earlier of (A) the date on which the number of outstanding shares of Class A Common Stock owned by the Warrantholder (assuming the exercise of the Term Warrants for shares of Class A Common

Stock pursuant hereto and the conversion of each of the Series A Preferred Share and Series B Preferred Share into shares of Class A Common Stock in accordance with their respective terms, and any other securities held by the Warrantholder which may be converted or exchanged for, or converted into, shares of Class A Common Stock), when aggregated with the outstanding shares of Class A Common Stock of any group (as this term is used in Section 13(d)(3) of the Exchange Act) that includes the Warrantholder and any of the Warrantholder’s Affiliates, would not result in the holder of the Term Warrants being a beneficial owner (as this term is used in Section 13(d)(3) of the Exchange Act) of more than 49.9% of the outstanding shares of Class A Common Stock and (B) the date on which such beneficial ownership would not give to any person or entity any right of redemption, repurchase or acceleration under any indenture or other document governing any of the Company’s indebtedness that is outstanding as of the date hereof, which is acknowledged to be contingent on acts of the Company.

(B)                               Whenever some but not all of the Term Warrants represented by a Definitive Warrant are exercised in accordance with the terms thereof and of the Warrant Agreement, the Warrantholder shall be entitled, at the request of such Warrantholder, to receive from the Company within a reasonable time, and in any event not exceeding three business days, a new Definitive Warrant in substantially identical form for the number of Term Warrants equal to the number of Term Warrants theretofor represented by such Definitive Warrant less the number of Term Warrants then exercised.

(C)                               If this Warrant Certificate shall have been exercised in full, the Warrant Agent shall promptly cancel such certificate following its receipt from the Warrantholder.

4.                                      Issuance of Shares; Authorization.

(A)                               Shares issued upon exercise of the Term Warrants evidenced by this Warrant Certificate shall be (i) issued in such name or names as the exercising Warrantholder may designate and (ii) delivered by the Transfer Agent to such Warrantholder or its nominee or nominees, in certificated form by physical delivery to the address specified by the Warrantholder in the Notice of Exercise. The Company shall cause the number of full Shares to which such Warrantholder shall be entitled to be so delivered by the Transfer Agent within a reasonable time, not to exceed three business days after the date on which the Term Warrants evidenced by this Warrant Certificate have been duly exercised in accordance with the terms hereof.

(B)                               The Company hereby represents and warrants that any Shares issued upon the exercise of the Term Warrants evidenced by this Warrant Certificate in accordance with the provisions of Section 3 will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by a Warrantholder, income and franchise taxes incurred in connection with the exercise of the Term Warrants or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares so issued will be deemed to have been issued to a Warrantholder as of the close of business on the date on which the Term Warrants evidenced by this Warrant Certificate has been duly exercised and fully paid by Warrantholder, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times until the Expiration Time (or, if such date shall not be a business day, then on the next succeeding business day)

reserve and keep available, out of its authorized but unissued Class A Common Stock, solely for the purpose of providing for the exercise of the Term Warrants evidenced by this Warrant Certificate, the aggregate number of shares of Class A Common Stock then issuable upon exercise hereof at any time. The Company will (A) procure, at its sole expense, the listing of the Shares issuable upon exercise hereof at any time, subject to issuance or notice of issuance, on all principal stock exchanges on which the Class A Common Stock is then listed or traded and (B) maintain such listings of such Shares at all times after issuance. The Company will use its best efforts to ensure that the Shares may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which the Shares are listed or traded.

5.                                      No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of the Term Warrants evidenced by this Warrant Certificate. In lieu of any fractional Share which would otherwise be issued to a Warrantholder upon the exercise of the Term Warrants, such Warrantholder shall be entitled to receive a cash payment equal to the pro-rated Market Price of the Class A Common Stock on the date of exercise representing such fractional Share. The beneficial owners of the Term Warrants and the Warrantholder, by their acceptance hereof, expressly waive their right to receive any fraction of a share of Class A Common Stock or a certificate representing a fraction of a share of Class A Common Stock or Warrant Certificate upon exercise of any of the Term Warrants.

6.                                      No Rights as Stockholders; Transfer Books. The Term Warrants evidenced by this Warrant Certificate do not entitle the Warrantholder or the owner of any beneficial interest in such Term Warrants to any voting rights or other rights as a stockholder of the Company prior to the date of exercise hereof. The Company will at no time close its transfer books against transfer of Term Warrants in any manner which interferes with the timely exercise hereof.

7.                                      Charges, Taxes and Expenses. Issuance of Shares in certificated or book-entry form to the Warrantholder upon the exercise of the Term Warrants evidenced by this Warrant Certificate shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares, all of which issue or transfer taxes and expenses shall be paid by the Company.

8.                                      Transfer/Assignment. This Warrant Certificate and all rights hereunder are transferable, in whole or in part, upon the books of the Company (or an agent duly appointed by the Company) by the registered holder hereof in person or by duly authorized attorney, and one or more new Warrant Certificates shall be made and delivered by the Company, of the same tenor and date as this Warrant Certificate but registered in the name of one or more transferees, upon surrender of this Warrant Certificate, duly endorsed, to the office or agency of the Company described in Section 3. All expenses (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of a new Term Warrants pursuant to this Section 8 shall be paid by the Company.

9.                                      Exchange and Registry of Term Warrants. This Warrant Certificate is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new Warrant Certificate or Warrant Certificates of like tenor and representing the same aggregate number of Term Warrants. The Company or an agent duly appointed by the Company (which initially shall be the Warrant Agent) shall maintain a Registry showing the name and address of the Warrantholder as the registered holder of this Warrant Certificate. This Warrant Certificate may be surrendered for exchange or exercise in accordance with its terms, at the office of the Company or any such agent, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such Registry.  If the Warrantholder does not exercise this Warrant Certificate in its entirety or does not transfer this Warrant Certificate in its entirety, the Warrantholder will be entitled to receive from the Company within a reasonable time, and in any event not exceeding three (3) Business Days, a new Warrant Certificate in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant Certificate and the number of Shares as to which this Warrant Certificate is so exercised or transferred, as applicable.

10.                               Loss, Theft, Destruction or Mutilation of Warrant Certificate. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and in the case of any such loss, theft or destruction, upon receipt of a bond, indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of like tenor and representing the same aggregate number of Term Warrants as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate.

11.                               Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

12.                               Adjustments and Other Rights. The Exercise Price and the Warrant Share Number shall be subject to adjustment from time to time as follows; provided that if more than one subsection of this Section 12 is applicable to a single event, the subsection shall be applied that produces the largest adjustment and no single event shall cause an adjustment under more than one subsection of this Section 12 so as to result in duplication:

(A)                               Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare and pay a dividend or make a distribution on its Class A Common Stock in shares of Class A Common Stock, (ii) subdivide or reclassify the outstanding shares of Class A Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Class A Common Stock into a smaller number of shares, the Warrant Share Number at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of the Term Warrants after such date shall be entitled to purchase the number of shares of Class A Common Stock which such holder would have owned or been entitled to receive in respect of the Warrant Share Number had such Term Warrants been exercised immediately prior to such date. In such event, the Exercise Price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying such Exercise Price by the quotient of (x) the

Warrant Share Number immediately prior to such adjustment divided by (y) the new Warrant Share Number determined pursuant to the immediately preceding sentence.

(B)                               Other Distributions. Unless such distribution is in connection with a Business Combination, if at any time or from time to time the holders of Class A Common Stock (or any shares of stock or other securities at the time receivable upon the exercise of the Term Warrants) shall have received or become entitled to receive, without payment therefor:

(i)                                     Class A Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Class A Common Stock (other than pursuant to Section 12(A)), or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of a dividend, rights offering or other distribution to all of the holders of Class A Common Stock;

(ii)                                  any cash paid or payable otherwise than as a regular periodic cash dividend; or

(iii)                               Class A Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than pursuant to Section 12(A)), then and in each case, the Warrantholder of then-outstanding Term Warrants shall, upon the exercise of such Term Warrants, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in Sections 12(B)(ii) and 12(B(iii) above) which such Warrantholder would hold on the date of such exercise had such Warrantholder been the holder of record of such Shares as of the date on which holders of Class A Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property (whether or not the Term Warrants shall have been exercisable at such date).

(C)                               Certain Repurchases of Class A Common Stock. In case the Company effects a Pro Rata Repurchase of Class A Common Stock, then the Exercise Price shall be adjusted to the price determined by dividing the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which the numerator shall be (i) the aggregate purchase price paid or payable for the Pro Rata Repurchase, plus the product of (x) the number of shares of Class A Common Stock outstanding immediately after such Pro Rata Repurchase (and giving effect to the number of shares of Class A Common Stock so repurchased) and (y) the Market Price of a share of Class A Common Stock on the trading day immediately following the expiration of such Pro Rata Repurchase, and of which the denominator shall be the product of (i) the number of shares of Class A Common Stock outstanding immediately prior to such Pro Rata Repurchase (before giving effect to the number of shares of Class A Common Stock to be repurchased) and (ii) the Market Price per share of Class A Common Stock on the trading day immediately following the expiration of such Pro Rata Repurchase. In such event, the Warrant Share Number shall be determined by multiplying the Warrant Share Number in effect immediately prior to the Effective Date of such Pro Rata Repurchase by the aforementioned fraction.  For the avoidance of doubt, no decrease in the Warrant Share Number shall be made pursuant to this Section 12(C).

(D)                               Business Combinations. In case of any Business Combination or any reclassification of Class A Common Stock (other than a reclassification of Class A Common Stock referred to in Section 12(A)), a Warrantholder’s right to receive Shares upon exercise of the Term Warrants shall be converted into the right to exercise such Term Warrants to acquire the number of shares of stock or other securities or property (including cash) which the Class A Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of such Term Warrants immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to such Warrantholder’s right to exercise the Term Warrants in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of the Term Warrants following the consummation of such Business Combination, if the holders of Class A Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that a Warrantholder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Class A Common Stock that affirmatively make an election (or of all such holders if none make an election).

(E)                                Rounding of Calculations; Minimum Adjustments. All calculations under this Section 12 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 12 to the contrary notwithstanding, no adjustment in the Exercise Price or the Warrant Share Number shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Class A Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Class A Common Stock, or more, or on exercise of the Term Warrants if it shall earlier occur.

(F)                                 Timing of Issuance of Additional Class A Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 12 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to a Warrantholder of the Term Warrants exercised after such record date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Class A Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Class A Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(G)                               Other Events. Neither the Exercise Price nor the Warrant Share Number shall be adjusted in the event of a change in the par value of the Class A Common Stock or a change in the jurisdiction of incorporation of the Company.

(H)                              Statement Regarding Adjustments. Whenever the Exercise Price or the Warrant Share Number shall be adjusted as provided in Section 12, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Warrant Share Number after such adjustment, and the Company shall also cause a copy of such statement to be sent or communicated to the Warrantholders pursuant to Section 18.

(I)                                   Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 12 (but only if the action of the type described in this Section 12 would result in an adjustment in the Exercise Price or the Warrant Share Number or a change in the type of securities or property to be delivered upon exercise of the Term Warrants), the Company shall give notice to the Warrantholders, in the manner set forth in Section 12(H), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of the Term Warrants. In the case of any action which would require the fixing of a record date, such notice shall be given at least 10 days prior to the date so fixed, and in case of all other action, such notice shall be given at least 15 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(J)                                   Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 12, the Company shall take any action which may be necessary, including obtaining regulatory, NASDAQ Global Select Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Shares that a Warrantholder is entitled to receive upon exercise of the Term Warrants pursuant to this Section 12.

(K)                              Adjustment Rules. Any adjustments pursuant to this Section 12 shall be made successively whenever an event referred to herein shall occur.

13.                               No Impairment. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant Certificate and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrantholder.

14.                               Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK, NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (EACH, A “NEW YORK COURT”), AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND APPELLATE COURTS FROM ANY THEREOF.  EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF TO SUCH PARTY BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN THE REGISTRY OR THE WARRANT AGREEMENT, AS APPLICABLE.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS

15.                               Binding Effect; Countersignature by Warrant Agent. This Warrant Certificate shall be binding upon any successors or assigns of the Company. This Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent or its agent as provided in the Warrant Agreement countersigns this Warrant Certificate. Such signature shall be solely for the purpose of authenticating this Warrant Certificate and shall be conclusive evidence that this Warrant Certificate has been countersigned under the Warrant Agreement.

16.                               Warrant Agreement; Amendments. This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of                               , 2014 (the “Warrant Agreement”), between the Company and American Stock Transfer & Trust Company (the “Warrant Agent,” which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the beneficial owners of the Term Warrants and the Warrantholders consent by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Warrantholders and beneficial owners of the Term Warrants. A copy of the Warrant Agreement may be obtained for inspection by the Warrantholders upon written request to the Warrant Agent at 6201 15th Avenue, Brooklyn, NY

11219, facsimile: +1 (718) 765-8712, Attention: Corporate Trust Department. The Warrant Agreement and this Warrant Certificate may be amended and the observance of any term of the Warrant Agreement or this Warrant Certificate may be waived only to the extent provided in the Warrant Agreement.

17.                               Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Class A Common Stock issuable after such action upon exercise of the Term Warrants evidenced by this Warrant Certificate, together with all shares of Class A Common Stock then outstanding and all shares of Class A Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Class A Common Stock then authorized by its Charter.

18.                               Notices. Any notice or communication mailed to the Warrantholder shall be mailed to the Warrantholder at the Warrantholder’s address as it appears in the Registry and shall be sufficiently given if so mailed within the time prescribed.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by a duly authorized officer. This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:

CENTRAL EUROPEAN MEDIA
ENTERPRISES LTD.

By:
Name:
Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Warrant Agent

By:
Authorized Signatory

[Term Warrants - Signature Page]

[Form of Notice of Exercise]

(to be executed only upon exercise of the Term Warrants)

Date:

TO:                           Central European Media Enterprises Ltd. (the “Company”)
RE:                           Election to Purchase Class A Common Stock

The undersigned registered holder of the Term Warrants irrevocably elects to exercise the number of Term Warrants set forth below represented by the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Term Warrants exercised hereby to the Company, and directs that the shares of Class A Common Stock or other securities or property delivered upon exercise of such Term Warrants, and any interests in the Definitive Warrant representing the unexercised number of Term Warrants, be registered or placed in the name and at the address specified below and delivered thereto, and represents that the exercise of the Term Warrants is, and payment for the number of Term Warrants so exercised has been delivered, in each case, in accordance with Section 3 of the Warrant Certificate.

Number of Term Warrants

Holder:
By:
Name:
Title:

Signature guaranteed by (if a guarantee is required):

Securities and/or check to be issued to:

Social Security Number
or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised number of Term Warrants evidenced by the exercising Warrantholder’s interest in the Definitive Warrant to be issued to:

Social Security Number
or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

[Form of Assignment]

For value received, the undersigned registered Warrantholder of the within Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any of the Term Warrants constituting a number of Term Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right, title and interest of the undersigned under the within Warrant Certificate with respect to the number of Term Warrants set forth below.

Name of Assignees	Address	Number of Term Warrants	Social Security Number or other Identifying Number

and does irrevocably constitute and appoint [ ], the undersigned’s attorney, to make such transfer on the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:

Holder:
By:
Name:
Title:

Signature guaranteed by (if a guarantee is required):